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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated January 5, 2005, relating to the consolidated financial statements of ScanSoft, Inc. (the Company) as of and for the nine months ended September 30, 2004, appearing in the Company's Annual Report on Form 10-K/T for the transition period ended September 30, 2004.

/s/ BDO Seidman, LLP
Boston, Massachusetts
May 12, 2005